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                                                        EXHIBIT NO. EX-99.g.1.vi

                        DIMENSIONAL INVESTMENT GROUP INC.

                          FORM OF CUSTODIAN AGREEMENT
                               ADDENDUM NUMBER SIX

        THIS ADDENDUM is made as of the __ day of _________, 2001, by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                                   WITNESSETH:

        WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

        WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated July 12, 1991, as amended (the "Agreement"), which, as of the date hereof, is in full force and effect; and

        WHEREAS, Paragraph 1 of the Agreement provides that PFPC Trust shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC Trust and the Fund; and

        WHEREAS, PFPC Trust presently provides custodian services to those portfolios of the Fund designated as The DFA 6-10 Institutional Portfolio, U.S. 6-10 Small Company Portfolio K, U.S. 4-10 Value Portfolio K and U.S. 6-10 Value Portfolio II, which portfolios shall be renamed The DFA Small Cap Institutional Portfolio, U.S. Small Cap Portfolio K, U.S. Small XM Value Portfolio K and U.S. Small Cap Value Portfolio II, respectively, and which are listed on Schedule A attached hereto; and

        WHEREAS, Tax-Managed U.S. Marketwide Value Portfolio XI has ceased to be a portfolio of the Fund and shall no longer be considered a "Portfolio" under the Agreement; and

        WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereby agree that:

        1. The Agreement is amended to provide that those portfolios set forth on "Schedule A, Portfolios of Dimensional Investment Group Inc., Amended and Restated April 1, 2001," which is attached hereto, shall be "Portfolios" under the Agreement.

        2. The fee schedules of PFPC Trust applicable to the Portfolios shall be as agreed to in writing, from time to time by the Fund and PFPC Trust.

        3. In all other respects, the Agreement shall remain unchanged and in full force and effect.


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        4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5. The effective date of this Addendum shall be April 1, 2001.

        IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                          DIMENSIONAL INVESTMENT GROUP INC.

                          By: _______________________
                              Catherine L. Newell
                              Vice President and Secretary

                          PFPC TRUST COMPANY

                          By: ________________________
                              Joseph Gramlich
                              Senior Vice President


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                                                            AMENDED AND RESTATED
                                                                   APRIL 1, 2001


                                   SCHEDULE A

                                  PORTFOLIOS OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                THE DFA SMALL CAP INSTITUTIONAL PORTFOLIO (4/93)
                    U.S. LARGE CAP VALUE PORTFOLIO II (7/94)
                    U.S. SMALL CAP VALUE PORTFOLIO II (7/94)
                  THE DFA INTERNATIONAL VALUE PORTFOLIO (12/93)
                   DFA INTERNATIONAL VALUE PORTFOLIO II (7/94)
                  DFA INTERNATIONAL VALUE PORTFOLIO III (12/94)
                   U.S. LARGE CAP VALUE PORTFOLIO III (12/94)
                AAM/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO (3/96)
            AAM/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO (3/96)
                  AAM/DFA TWO-YEAR GOVERNMENT PORTFOLIO (3/96)
                      EMERGING MARKETS PORTFOLIO II (8/97)
                   DFA INTERNATIONAL VALUE PORTFOLIO IV (8/97)
             TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II (12/98)
             U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO (9/99)
                        U.S. SMALL CAP PORTFOLIO K (6/00)
                     U.S. LARGE CAP VALUE PORTFOLIO K (6/00)
                     U.S. SMALL XM VALUE PORTFOLIO K (6/00)
                      U.S. LARGE COMPANY PORTFOLIO K (6/00)
                   DFA INTERNATIONAL VALUE PORTFOLIO K (6/00)
                       EMERGING MARKETS PORTFOLIO K (6/00)
                  DFA ONE-YEAR FIXED INCOME PORTFOLIO K (6/00)
               DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K (6/00)


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